EXHIBIT 10.1

AMENDMENT NO. 1

TO

APRIL 7, 2025 CONVERTIBLE PROMISSORY NOTE

This AMENDMENT NO. 1 (this “Amendment”), dated as of September 30, 2026, to that certain Convertible Promissory Note dated April 7, 2025 (the “Note”), in the original principal amount of $1,200,000, executed by Camber Energy, Inc. (now Viking Global Technologies, Inc.), a Nevada corporation (the “Company”), and made payable to FK Venture LLC, a Delaware limited liability company (“Holder”), is made and entered into by and between the Company and the Holder.

RECITALS:

WHEREAS, the Company and Holder desire to amend the Note as set out herein; and

WHEREAS, capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Note.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Note is hereby amended as follows:

1. Amendments to the Note.

a) The “Maturity Date” is hereby changed from September 30, 2026 to the following:

i. the earlier of (i) April 1, 2027; or (ii) the date on which, if applicable, the Company receives written notice of any default under any promissory note then outstanding in favor of the Company’s existing senior secured lender and such default is not remedied within 7 days of receipt of such notice (“Senior P. Note Default”). The Company shall forthwith deliver to the Holder a copy of any notice received from or on behalf of the senior secured lender with respect to any Senior P. Note Default.

b) Section 1.2 of the Note is hereby deleted and replaced with the following:

1.2 Conversion Price. The Conversion Price shall mean:

i. $0.15 (subject to proportional adjustment for stock splits) if there is no Senior P. Note Default; or

j. $0.02 (subject to proportional adjustment for stock splits) in the event of a Senior P. Note Default.

2. Continued Validity; Consent. Except as otherwise expressly stated in this Amendment, which shall supersede the Note, all of the terms and provisions of the Note shall remain in full force and effect, without amendment or modification.

NOTE AMENDMENT NO. 1

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3. Entire Agreement. This Amendment, together with the Note and any other documents referenced therein, represents the entire agreement of the parties to the Amendment and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada.

5. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

NOTE AMENDMENT NO. 1

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

VIKING GLOBAL TECHNOLOGIES, INC. (formerly, CAMBER ENERGY, INC.)

By:	/s/ James Doris
Name:	James Doris
Title:	Chief Executive Officer

FK VENTURE LLC

By:	/s/ Chloe Rachel
Name:	Chloe Rachel
Title:	Authorized Signatory

 NOTE AMENDMENT NO. 1

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